UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2012
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GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 Entry Into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
Signature

ITEM 1.01 Entry Into a Material Definitive Agreement

On December 18, 2012, General Motors Company (“GM”), entered into a Letter Agreement (the “Agreement”) with the United States Department of the Treasury (the “UST”), pursuant to which GM agreed to purchase from the UST, and the UST agreed to sell to GM, a portion of the UST's holdings of GM's common stock, par value $0.01 per share (“GM Common Stock”). Specifically, GM agreed to purchase from the UST, on December 21, 2012, 200,000,000 shares of GM Common Stock at a cash price of $27.50 per share for a total consideration of $5,500,000,000 (“the Sale”). In connection with the Sale, the UST agreed to publicly announce its intention to sell the remainder of its holdings of GM Common Stock within 12 to 15 months after the Sale.

Pursuant to the Agreement, the UST irrevocably waived, as of the date the Agreement, all of the UST's information rights under Section 5.4(a) of the Stockholders Agreement, dated as of October 15, 2009 by and among GM, the UST, 7176384 Canada Inc. (now known as Canada GEN Investment Corporation), the UAW Retiree Medical Benefit Trust, and for limited purposes General Motors LLC. The UST also irrevocably waived, as of the date of the Agreement, the application of the covenants in Sections 5.2 (Notices; Reporting Requirements), 5.17 (Aircraft), 5.20 (Internal Controls; Recordkeeping; Additional Reporting), 5.21 (Waivers), 5.25 (Inspection of Property; Books and Records; Discussions) and 5.27 (Vitality Commitment) of the Second Amended and Restated Secured Credit Agreement among GM, as Borrower, the Guarantors named therein, and UST, as Lender, dated August 12, 2009, as amended.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement which is attached hereto as Exhibit 10.1 to this Form 8-K.

ITEM 9.01    Financial Statements and Exhibits

Exhibit No.	Description	Method of Filing
Exhibit 10.1	Letter Agreement Dated December 18, 2012	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ NICK S. CYPRUS
Date: December 20, 2012	By:	Nick S. Cyprus Vice President, Controller and Chief Accounting Officer